EXHIBIT 23.3

FINPRO [LOGO]                                    26 Church Street - P.O. Box 323
                                                        Liberty Corner, NJ 07938
                                           (908) 604-9336 - (908) 604-5951 (FAX)
                                          finpro@cybernex.net - www.finpronj.com
--------------------------------------------------------------------------------




June 12, 1998


Board of Directors
Peoples Savings Bank
789 Farnsworth Avenue
Bordentown, New Jersey 08505


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Form AC Application for Conversion of Peoples Savings Bank, Bordentown, New Jersey, and any amendments thereto, in the Form SB-2 Registration Statement of Farnsworth Bancorp, Inc. and any amendments thereto, and in the Application H-(e)l-S for Farnsworth Bancorp, Inc.. We also hereby consent to the use of our firm's name and the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of Farnsworth Bancorp, Inc..


                                    Very Truly Yours,


                                    /s/Kenneth G. Emerson, CPA
                                    --------------------------------------------
                                    Kenneth G. Emerson, CPA

Liberty Corner, New Jersey
June 12, 1998